Exhibit 23.2


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


      We consent to the incorporation by reference in the Registration Statement on Amendment No.1 to Form S-3 and related Prospectus of Intelli-Check, Inc., of our report dated March 4, 2005, with respect to the consolidated financial statements and schedule of Intelli-Check, Inc., contained in the Annual Report on Form 10-K for the year ended December 31, 2004, and to the reference to our firm under the caption "Experts" in such Registration Statement and Prospectus.


/s/ Amper, Politziner & Mattia, P.C.
Amper, Politziner & Mattia, P.C.

New York, New York
September 29, 2005